Exhibit 4.19

June 30, 2003

U S Liquids Inc.
411 N. Sam Houston Pkwy. E.
Houston, TX 77060
Attention: Treasurer

     Re: Fifteenth Amendment and Consent

Ladies and Gentlemen:

     Please refer to (a) the Second Amended and Restated Credit Agreement dated as of February 3, 1999 (as previously amended, the “Credit Agreement”) among U S Liquids Inc. (the “Company”), various financial institutions and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as Agent; and (b) each of the following documents: the waiver dated October 4, 2002, the waiver dated October 25, 2002, the waiver and amendment dated as of December 23, 2002, the waiver and amendment dated January 14, 2003, the waiver and amendment dated as of January 31, 2003 and the waiver and amendment dated as of March 31, 2003 (collectively the “Prior Waiver Letters”).

     Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement.

     1.     Introduction. The Company has requested that the Banks (a) consent to the renewal of certain letters of credit and (b) defer an upcoming required interest payment.

     2.     Consent and Deferral. (a) Notwithstanding anything to the contrary contained in the Credit Agreement or the Prior Waiver Letters, (i) the Banks, (x) consent to the renewal of the Subject Letters of Credit (as defined below) for additional periods not to the extend later than December 31, 2003 and (y) agree that the obligations of the Banks to participate in the Subject Letters of Credit pursuant to Section 2.3.2 of the Credit Agreement will survive the termination of the Commitments and the Credit Agreement and (ii) the Company agrees that it will, on or prior to the Termination Date, cash collateralize all obligations under the Subject Letters of Credit in full pursuant to documentation in form and substance reasonably satisfactory to the Banks. As used herein, “Subject Letters of Credit” means (A) the $5,436,000 Letter of Credit issued for the benefit of Liberty Mutual Insurance Company, (B) the $2,500,000 Letter of Credit issued for the benefit of National Union Fire Insurance Company and (C) the $70,000 Letter of Credit issued for the benefit of Greenwich Insurance.

     (b)  Deferral of Interest Payment. The Banks agree that the Company may defer to July 15, 2003 the payment of interest on the Loans that is currently schedule to be paid on June 30, 2003.

U S Liquids Inc.
June 30, 2003

     3.     Limitation on Borrowings. In consideration of the foregoing consents and deferral, the Company confirms to the Agent and the Banks that the Company shall have no right to request the making of any Loan or the issuance of any Letter of Credit unless the Banks, in their sole and complete discretion, otherwise agree.

     4.     Effectiveness. This letter shall become effective upon receipt by the following:

          (a) counterparts hereof (or facsimiles thereof) executed by the Company each Bank;

          (b) a confirmation of the Guarantors substantially in the form of Exhibit A,

          (c) copies of resolutions of the Board of Directors of the Company authorizing the execution and delivery by the Company of this letter and the performance by the Company of its obligations hereunder; and

          (d) evidence that the Company has paid all fees and expenses of the Agent (including all attorneys’ fees and expenses) incurred on or prior to the date hereof.

     5.     Miscellaneous.

     (a)  This letter is limited to the matters specifically set forth herein and shall not be deemed to constitute a waiver or consent with respect to any other matter whatsoever. The Agent and the Banks hereby reserve all of their rights, powers and remedies under the Credit Agreement and applicable law.

     (b)  This letter may be executed in counterparts and by the parties hereto on separate counterparts.

     (c)  This letter shall be governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

     (d)  Except as otherwise expressly amended or modified herein, the Credit Agreement and the Prior Waiver Letters (including the representations, warranties, covenants and Events of Default contained therein) shall remain in full force and effect and are hereby ratified and confirmed in all respects.

     (e)  The Agent and the Banks do not waive any, but instead hereby expressly reserve all, claims, rights, power and remedies available to the Agent and the Banks under the Credit Agreement and/or applicable law, including with respect to (i) the Event of Default relating to the failure by the Company to comply with the provisions of Section 10.26 of the Credit Agreement and (ii) any other event (whether now existing or hereafter arising) that constitutes an Event of Default or Unmatured Event of Default.

[Signature Pages Follow]

U S Liquids Inc.
June 30, 2003

     Please acknowledge the foregoing by signing a copy of this letter and returning it to the Agent.

Very truly yours,

BANK OF AMERICA, N.A., as Agent

By:

Title:

BANK OF AMERICA, N.A., as a Bank

By:

Title:

FLEET NATIONAL BANK

By:

Title:

BANK ONE, NA

By:

Title:

THE BANK OF NOVA SCOTIA

By:

Title:

UNION BANK OF CALIFORNIA

By:

Title:

U S Liquids Inc.
June 30, 2003

COMERICA BANK

By:

Title:

WELLS FARGO BANK, N.A.

By:

Title:

BNP PARIBAS

By:

Title:

By:

Title:

ACKNOWLEDGED AND AGREED:

U S LIQUIDS INC.

By:	/s/ Cary Grossman

Title:	EVP & CFO

U S Liquids Inc.
June 30, 2003

CONFIRMATION

Dated as of 6-30, 2003

To:	Bank of America, N.A., individually and as Agent, and the other financial institutions party to the Credit Agreement referred to below

     Please refer to the amendment and consent letter dated as of the date hereof (the “Amendment and Consent”) with respect to the Second Amended and Restated Credit Agreement dated as of February 3, 1999 (as amended, the “Credit Agreement”) among U S Liquids Inc., various financial institutions (the “Banks”) and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as Agent (the “Agent”).

     Each of the undersigned hereby confirms to the Agent and the Banks that such undersigned has received a copy of the Amendment and Consent and that, after giving effect to the Amendment and Consent and the transactions contemplated thereby, each Loan Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

EARTH BLENDS, INC.
MBO, INC.
THE NATIONAL SOLVENT EXCHANGE CORP.
PARALLEL PRODUCTS OF FLORIDA, INC.
PARALLEL PRODUCTS OF KENTUCKY, INC.
RE-CLAIM ENVIRONMENTAL LOUISIANA, L.L.C.
ROMIC ENVIRONMENTAL TECHNOLOGIES CORPORATION
USL FIRST SOURCE, INC.
U S LIQUIDS GREAT LAKES, INC.
U S LIQUIDS OF HOUSTON, L.L.C.
U S LIQUIDS OF DALLAS, L.L.C.
U S LIQUIDS OF CENTRAL TEXAS, L.L.C.
U S LIQUIDS OF CONNECTICUT, INC.
U S LIQUIDS OF GREATER CHICAGO, INC.
U S LIQUIDS OF PENNSYLVANIA, INC.
U S LIQUIDS OF TEXAS, INC.
U S LIQUIDS LP HOLDING CO.
U S LIQUIDS NORTHEAST, INC.
U S LIQUIDS TERMINAL SERVICES, INC.
U S LIQUIDS OF DETROIT, INC.

U S Liquids Inc.
June 30, 2003

U S LIQUIDS OF FLORIDA, INC. USL ENVIRONMENTAL SERVICES, INC. USL GENERAL MANAGEMENT, INC. USL PARALLEL PRODUCTS OF CALIFORNIA WASTE RESEARCH AND RECOVERY, INC. WASTE STREAM ENVIRONMENTAL, INC.

By:	/s/ Cary Grossman

Name:	Cary Grossman

Title:	EVP & CFO

U S LIQUIDS OF LA., L.P.

By:	MBO, Inc., its General Partner

By:	/s/ Cary Grossman

Name:	Cary Grossman

Title:	EVP & CFO

USL MANAGEMENT LIMITED PARTNERSHIP

By:	USL General Management, Inc., its General Partner

By:	/s/ Cary Grossman

Name:	Cary Grossman

Title:	EVP & CFO

GEM MANAGEMENT, INC.

By:

Name:

Title: